UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported):
December 13, 2018

Gardner Denver Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38095	46-2393770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 East Erie Street
Suite 500
Milwaukee, Wisconsin 53202
(414) 212-4700
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

☐	Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e− 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

  Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 13, 2018, Gardner Denver Holdings, Inc. (the “Company”), Gardner Denver, Inc. (the “U.S. Borrower”) and the other parties thereto entered into Amendment No. 3 (the “Amendment”) to the Credit Agreement, dated as of July 30, 2013 (as amended by Amendment No. 1 to Credit Agreement, dated as of March 4, 2016, and Amendment No. 2 to Credit Agreement, dated as of August 17, 2017, the “Credit Agreement”) among the Company, the U.S. Borrower, GD German Holdings II GmbH, as successor in interest to Gardner Denver Holdings GmbH & Co. KG, GD First (UK) Limited, the lenders or other financial institutions or entities from time to time party thereto and UBS AG, Stamford Branch, as administrative agent, collateral agent, swingline lender and letter of credit issuer.

The Amendment amends the definition of “Change of Control” to (i) remove the requirement that certain specified equity holders maintain a minimum ownership level of the outstanding voting stock of the Company, (ii) increase the threshold at which the acquisition of ownership by a person, entity or group of other equity holders constitutes a “Change of Control” from 35% of the outstanding voting stock of the Company to 50% of the outstanding voting stock of the Company and (iii) make certain other corresponding technical changes and updates.

The foregoing description of the Amendment is a summary and is qualified in its entirety by reference to the Amendment, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

KKR Capital Markets LLC, an affiliate of Kohlberg Kravis Roberts & Co. L.P., is a joint manager and arranger under the Credit Agreement. Investment funds or accounts managed or advised by the global credit business of Kohlberg Kravis Roberts & Co. L.P. are lenders under the Credit Agreement. Investment funds affiliated with Kohlberg Kravis Roberts & Co. L.P. own approximately 35.6% of the issued and outstanding common stock of the Company. Kohlberg Kravis Roberts & Co. L.P. and its affiliates, including KKR Capital Markets LLC, have in the past engaged, and may in the future engage, in transactions with and perform services, including financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business, for which they have and/or will receive customary fees and expenses. In addition, certain of the other agents and lenders providing funding or other services under the Credit Agreement as amended by the Amendment, as well as certain of their affiliates, have, from time to time, provided investment banking and financial advisory services to the Company for which they have received customary fees and commissions. Such agents and lenders may provide these services from time to time in the future.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed herewith:

Exhibit Index

Exhibit No.	Description

10.1
Amendment No. 3, dated as of December 13, 2018 to the Credit Agreement, dated as of July 30, 2013, among Gardner Denver Holdings, Inc., Gardner Denver, Inc., GD German Holdings II GmbH, GD First (UK) Limited, UBS AG, Stamford Branch, as administrative agent, and the other parties and lenders party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Gardner Denver Holdings, Inc.

Date: December 14, 2018	By:	/s/ Andrew Schiesl
	Name:	Andrew Schiesl
	Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary